Exhibit 5.1

King & Spalding LLP
1100 Louisiana Street, Suite 4100
Houston, TX 77002-5213
Tel: +1 713 751 3200
www.kslaw.com

May 7, 2026

Chord Energy Corporation
1001 Fannin Street Suite 1500
Houston, TX 77002
Ladies and Gentlemen,

We have acted as counsel to Chord Energy Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of the offer and sale, from time to time pursuant to Rule 415 under the Securities Act, of an indeterminate amount of the following (collectively, the “Securities,” and each separately, a “Security”): (i) debt securities of the Company (the “Debt Securities”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”); (iii) shares of the Company’s common stock, par value $0.01 per share (“Common Stock”); (iv) depositary shares representing fractional interests in shares of Preferred Stock (“Depositary Shares”); and (v) warrants to purchase shares of Common Stock (“Warrants”).

In connection with this opinion, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on all documents submitted to us as original documents and the conformity to such original documents of all documents submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon certificates, statements and representations of public officials and representatives of the Company.

We have also assumed that (i) the form of indenture filed as an exhibit to the Registration Statement pursuant to which the Debt Securities are to be issued (the “Indenture”) and any contract governing or establishing the terms of the Depositary Shares or Warrants will be the valid and binding obligations of each party thereto (other than the Company) enforceable against each party thereto (other than the Company) in accordance with their respective terms, (ii) the execution and delivery of, and performance by the Company, as applicable, pursuant to, any Security (A) will require no action by or in respect of, or filing with, any governmental body, agency or official and (B) will not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company, (iii) at the time of execution, countersignature, issuance and delivery by them of the applicable transaction or any applicable contract governing or establishing the terms of such Warrants and the issuance by them of any Securities, each of the Company will continue to be validly existing and in good standing under the law of its jurisdiction, (iv) any contract governing or establishing the terms of the Depositary Shares or Warrants will be governed by the laws of the State of New York, and (v) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based on the foregoing, and subject to the additional assumptions, qualifications and limitations set forth below, we are of the opinion that:

(1)    Any Debt Securities, when (i) the Indenture has been duly authorized, executed and delivered by the Company in the form attached to the Registration Statement, (ii) the terms of such series of Debt Securities and of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action and (iii) such Debt Securities have been duly executed by the Company and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

(2)    Any shares of Preferred Stock, when (i) the terms of the series of such shares of Preferred Stock and of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action and (ii) a certificate of designation setting forth the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, will be validly issued, fully paid and non-assessable. The shares of Preferred Stock covered by the opinion in this paragraph include any shares of Preferred Stock that may be represented by Depositary Shares, or that may be issued upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

(3)    Any shares of Common Stock, when (i) the terms of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action and (ii) such shares of Common Stock have been duly delivered to the purchasers thereof upon the payment of the consideration therefor (which consideration is not less than the par value of the Common Stock), will be validly issued, fully paid and non-assessable. The shares of Common Stock covered by the opinion in this paragraph include any shares of Common Stock that may be issued upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

(4)    Any Depositary Shares, when (i) the terms of the Depositary Shares, of any contract governing or establishing the terms of the Depositary Shares, of the related series of Preferred Stock represented by the Depositary Shares and of the issuance and sale of such Depositary Shares and such related series of Preferred Stock, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) any contract governing or establishing the terms of the Depositary Shares has been duly authorized, executed and delivered by the Company, (iii) a certificate of designation setting forth the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, (iv) the shares of the related series of Preferred Stock represented by the Depositary Shares have been duly delivered to the applicable depositary and (v) depositary receipts evidencing the Depositary Shares have been duly executed by the Company and countersigned by the applicable depositary against deposit of shares of the related series of Preferred Stock represented by the Depositary Shares in accordance with the terms of any contract governing or establishing the terms of the Depositary Shares and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding interests in shares of the related series of Preferred Stock represented by the Depositary Shares and will entitle the holders thereof to the rights specified in any contract governing or establishing the terms of the Depositary Shares, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

(5)    Any Warrants, when (i) the terms of such Warrants, of any contract governing or establishing the terms of such Warrants and of the issuance and sale of such Warrants, and all related matters including the issuance and sale of the Common Stock issuable upon exercise of such Warrants, have been duly authorized and established by all necessary corporate action, (ii) any contract governing or establishing the terms of the Warrants has been duly authorized, executed and delivered by the Company, (iii) the actions described in paragraph (3) above have been taken, and (iv) such Warrants have been duly executed by the Company and countersigned in accordance with the terms of any contract governing or establishing the terms of such Warrants and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

This opinion is limited in all respects to the federal laws of the United States of America, the laws of the States of New York and the General Corporation Law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that forms a part thereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ King & Spalding LLP